Exhibit 99.2

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Quarter- Ended 10/ 26/ 03

Unaudited

(Dollars in thousands, except price per unit)

	Housing Group			Recreational Vehicle Group
	Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply	Other	Company Total
Operating revenues	$181,042	$69,731	$250,773	$273,632	$144,600	$31,786	$450,018	$54,046	$3,044	$757,881

Less intercompany sales	(36,444)		(36,444)		—	—	—	(44,758)	(1,936)	(83,138)

Total operating revenues	$144,598	$69,731	$214,329	$273,632	$144,600	$31,786	$450,018	$9,288	$1,108	$674,743

Units sold	5,509	1,389	NM	2,826	8,574	4,431	15,831
Single-sections	904	218	NM
Multi-sections	4,605	999	NM
Pre-owned	NM	172	NM
Class As				2,333
Class Cs				493
Conventional trailers					6,222
Fifth-wheel trailers					2,352
Truck campers					—

Average selling price per unit	$32,863	$50,202	NM	$96,827	$16,865	$7,174	NM

Gross profit percent	23.1%	20.1%	NM	14.3%	13.1%	20.8%	14.4%	39.5%		18.6%
	(A)
Operating income/(loss)	$6,162	$(8,407)	$(2,245)	$14,723	$104	$1,641	$16,468	$401	$651	$15,275
	(A)
Operating margin	3.4%	(12.1)%	NM	5.4%	0.1%	5.2%	3.7%	1.6%		2.3%

Depreciation	$1,865	$1,178	$3,043	$656	$595	$380	$1,631	$396	$750	$5,820

Capital expenditures (est.)	$188	$—	$188	$3,147	$460	$158	$3,765	$166	$1,697	$5,816

(A)  Excludes $223,000 charge for change in intercompany profit on inventory sold from housing manufacturing to retail stores.

NM         Not meaningful.

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Fiscal Year-To-Date 10/26/03

Unaudited

(Dollars in thousands, except price per unit)

	Housing Group			Recreational Vehicle Group
	Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply	Other	Company Total
Operating revenues	$350,809	$127,335	$478,144	$530,894	$301,449	$54,208	$886,551	$101,671	$5,435	$1,471,801

Less intercompany sales	(63,507)		(63,507)		—	—	—	(83,977)	(3,443)	(150,927)

Total operating revenues	$287,302	$127,335	$414,637	$530,894	$301,449	$54,208	$886,551	$17,694	$1,992	$1,320,874

Units sold	10,881	2,537	NM	5,520	18,389	7,398	31,307
Single-sections	1,866	383	NM
Multi-sections	9,015	1,835	NM
Pre-owned	NM	319	NM
Class As				4,585
Class Cs				935
Conventional trailers					13,443
Fifth-wheel trailers					4,922
Truck campers					24

Average selling price per unit	$32,241	$50,191	NM	$96,176	$16,393	$7,327	NM

Gross profit percent	23.0%	20.3%	NM	14.1%	13.6%	19.1%	14.2%	40.4%		18.4%
	(A)
Operating income/(loss)	$8,021	$(16,877)	$(8,856)	$26,763	$3,964	$666	$31,393	$1,141	$4,218	$27,896
	(A)
Operating margin	2.3%	-13.3%	NM	5.0%	1.3%	1.2%	3.5%	6.4%		2.1%

Depreciation	$3,762	$2,417	$6,179	$1,308	$1,207	$757	$3,272	$800	$1,513	$11,764

Capital expenditures (est.)	$368	$—	$368	$4,821	$459	$376	$5,656	$238	$3,195	$9,457

(A)          Excludes $395,000 credit for change in intercompany profit on inventory sold from housing manufacturing to retail stores.

Fleetwood Enterprises, Inc.
Supplemental Operational Data
Quarter-Ended 10/26/03
Unaudited
(Dollars in thousands)

		Housing Group			Recreational Vehicle Group
		Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply
(A)	Number of facilities	21	134	NM	3	8	1	12	5

(B)	Capacity utilization	63%	NM	NM	94%	84%	68%	NM

	Number of independent distribution points	1,218	NM	NM	267	663	514	NM

	Backlogs
	Units	891	2,146	NM	1,649	1,553	3,131	6,333
(C)	Sales value	$29,266	$107,734	NM	$159,667	$26,191	$22,460	$208,319

	Dealer inventories (units)			8,330	4,317	14,726	7,846	NM
	Independent	6,572		6,572
	Company-owned		1,758	1,758

(A) Number of active facilities at the end of the quarter.

(B) Based on the production at the end of the period.

(C) The number of units in the backlog multiplied times the average selling price.

NM Not meaningful.